As filed with the Securities and Exchange Commission on March 4, 2019

Registration No.333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON PHARMA PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Connaught House, 1st Floor

1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

011-353-1-772-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy P. Walbert

Chairman, President and Chief Executive Officer

Horizon Pharma plc

c/o Horizon Pharma USA, Inc.

150 South Saunders Road

Lake Forest, Illinois 60045

(224) 383-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynda Kay Chandler

Sean M. Clayton

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, nominal value $0.0001 per share(3)	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number or amount of ordinary shares is being registered as may from time to time be offered at indeterminate prices.
(2)	The registrant is deferring payment of all registration fees in accordance with Rules 456(b) and 457(r).
(3)

Each ordinary share being registered hereunder, if issued following the initial distribution of purchase rights pursuant to the terms of the registrant’s Rights Agreement, dated February 28, 2019, between the registrant and Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”) and prior to the termination of the Rights Agreement, will be issued with a purchase right for one-fifth of one ordinary share that will initially be attached to and trade with such ordinary share pursuant to the terms of the Rights Agreement.

PROSPECTUS

Ordinary Shares

From time to time, we or selling shareholders may offer and sell our ordinary shares in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our ordinary shares. The specific terms and any other information relating to a specific offering, including the names of any selling shareholders, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering and the amendment or supplement, as applicable, may also add, update or change information contained in this prospectus with respect to that specific offering. You should read this prospectus, an applicable prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and an applicable prospectus supplement, carefully before you invest.

We and any selling shareholders may offer and sell our ordinary shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales of our ordinary shares will be set forth in an applicable prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “HZNP.” On March 1, 2019, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market was $28.18. You are encouraged to obtain current market quotations for our ordinary shares.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 and under similar headings in any prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 4, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we and any selling shareholders may offer and sell our ordinary shares from time to time in one or more offerings. No limit exists on the aggregate number of ordinary shares that we and any selling shareholders may sell pursuant to the registration statement.

We have not authorized anyone to provide you with information other than the information contained in, or incorporated by reference into, this prospectus and an applicable prospectus supplement, along with the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering is accurate as of any date other than its respective date, regardless of when this prospectus, any prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering is delivered, or when any sale of our ordinary shares occurs. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement as our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or an applicable prospectus supplement are the property of their respective owners.

We urge you to read carefully this prospectus, an applicable prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of our ordinary shares being offered.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we”, “us”, “our” and “Horizon Pharma” refer to Horizon Pharma plc and its consolidated subsidiaries.

This prospectus may not be used to consummate a sale of our ordinary shares unless accompanied by a prospectus supplement.

ABOUT HORIZON PHARMA PLC

Overview

Horizon Pharma plc is focused on researching, developing and commercializing innovative medicines that address unmet treatment needs for rare and rheumatic diseases. By expanding our growing pipeline of medicines in development and exploring all potential uses for currently marketed medicines, we strive to make a powerful difference for patients, their caregivers and physicians.

Our Strategy

We aspire to be a leading rare disease biopharma company that delivers innovative therapies to patients and generates high returns for our shareholders.

Our approach has been different from typical biopharma companies. Instead of starting with a pipeline and raising capital to finance development opportunities, we first developed a successful commercial business, generating cash flows and significant growth. We then deployed our cash flows and access to capital to the development and acquisition of leading-edge therapeutic products for rare diseases.

Today we have a growing pipeline of development programs, have eleven on-market medicines and had total annual net sales of $1.2 billion in 2018 — a transformation from our beginnings as a public company in 2011, with two medicines and total annual net sales of $6.9 million.

Our highest strategic priority is to build a robust and differentiated pipeline of rare disease medicines. We are also focused on maximizing the growth of our rare-disease medicines — in particular, of KRYSTEXXA, our biologic for the treatment of chronic gout refractory to conventional therapy.

We have two operating segments: the orphan and rheumatology segment and the primary care segment. The orphan and rheumatology operating segment, our strategic growth segment, has generated a four-year net sales compound annual growth rate from 2014 to 2018 of 101.2 percent, underscoring the success of our strategy, with its focus on rare disease medicines. We expect the segment to drive future growth as well, supported by our durable base of rare disease medicines; our growth driver, KRYSTEXXA; and if approved, teprotumumab, our late-stage development biologic candidate, which we believe offers significant growth potential. Teprotumumab is being developed to treat active thyroid eye disease, a debilitating rare autoimmune condition for which there is no approved treatment.

Corporate Information

We are a public limited company formed under the laws of Ireland. We operate through a number of international and U.S. subsidiaries with principal business purposes to perform research and development or manufacturing operations, serve as distributors of our medicines, hold intellectual property assets or provide us with services and financial support. Our principal executive offices are located at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland and our telephone number is 011 353 1 772 2100. Our website address is www.horizonpharma.com. Information found on, or accessible through, our website is not a part of and is not incorporated into, this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors identified in an applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, as well as under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on February 27, 2019 and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC after the date of this prospectus, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein and in any free writing prospectus we have authorized for use in connection with a specific offering, before deciding whether to purchase any of our ordinary shares. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ordinary shares and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” — that is, statements related to future, not past, events — as defined in Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that reflect our current expectations regarding our future growth, results of operations, business strategy and plans, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Forward-looking statements generally can be identified by words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would”, or similar expressions. These statements are based on current expectations and assumptions that are subject to risks and uncertainties inherent in our business, which could cause our actual results to differ materially from those indicated in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, without limitation:

•

our ability to successfully execute our sales and marketing strategy, including continuing to successfully recruit and retain sales and marketing personnel and to successfully build the market for our medicines;

•	our ability to continue our transition to a rare and rheumatic disease company and build a sustainable pipeline of new medicine candidates;

•	whether we will be able to realize the expected benefits of strategic transactions, including whether and when such transactions will be accretive to our net income;

•

the rate and degree of market acceptance of, and our ability and our distribution and marketing partners’ ability to obtain coverage and adequate reimbursement and pricing for, our medicines from government and third-party payers and risks relating to the success of our patient access programs;

•	our ability to maintain regulatory approvals for our medicines;

•

our ability to conduct clinical development and obtain regulatory approvals for our medicine candidates, including potential delays in initiating and completing studies and filing for and obtaining regulatory approvals and whether data from clinical studies will support regulatory approval;

•	our need for and ability to obtain additional financing;

•	the accuracy of our estimates regarding future financial results;

•

our ability to successfully execute our strategy to develop or acquire additional medicines or companies, including disruption from any future acquisition or whether any acquired development programs will be successful;

•	our ability to manage our anticipated future growth;

•

the ability of our medicines to compete with generic medicines, especially those representing the active pharmaceutical ingredients in our medicines as well as new medicines that may be developed by our competitors;

•	our ability and our distribution and marketing partners’ ability to comply with regulatory requirements regarding the sales, marketing and manufacturing of our medicines and medicine candidates;

•	the performance of our third-party distribution partners, licensees and manufacturers over which we have limited control;

•	our ability to obtain and maintain intellectual property protection for our medicines;

•	our ability to defend our intellectual property rights with respect to our medicines;

•	our ability to operate our business without infringing the intellectual property rights of others;

•	the loss of key commercial or management personnel; and

•	regulatory developments in the United States and other countries, including potential changes in healthcare laws and regulations.

While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we have authorized for use in connection with a specific offering, in our Annual Report on Form 10-K filed with the SEC on February 27, 2019 and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC after the date of this prospectus and under similar headings in our future reports that we file with the SEC and that are incorporated by reference in this prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, the applicable prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our ordinary shares offered under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any ordinary shares sold pursuant to that prospectus supplement. We will not receive any of the proceeds from sales of our ordinary shares by selling shareholders, if any, pursuant to this prospectus.

SELLING SHAREHOLDERS

If the registration statement of which this prospectus is a part is used by any selling shareholder for the resale of any ordinary shares registered thereunder, information about such selling shareholder, its beneficial ownership of our securities and its relationship with us will be set forth in a post-effective amendment to the registration statement, in a supplement to this prospectus, or in one or more documents incorporated by reference in this prospectus or the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell our ordinary shares from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell our ordinary shares to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute our ordinary shares from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of our ordinary shares, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the purchase price of our ordinary shares or other consideration therefor and the proceeds, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional ordinary shares from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which our ordinary shares may be listed.

Only underwriters named in a prospectus supplement will be underwriters of our ordinary shares offered by that prospectus supplement. Dealers and agents participating in the distribution of our ordinary shares may be deemed to be underwriters and compensation received by them on resale of our ordinary shares may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the ordinary shares for their own account and may resell the ordinary shares from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the ordinary shares will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the ordinary shares to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the ordinary shares offered by the prospectus supplement, other than ordinary shares covered by any option to purchase additional ordinary shares. If a dealer is used in the sale of the ordinary shares, we or an underwriter will sell the ordinary shares to the dealer, as principal. The dealer may then resell the ordinary shares to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell our ordinary shares directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our ordinary shares and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in our ordinary shares on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of our ordinary shares offered pursuant to this prospectus and the applicable prospectus supplement.

VALIDITY OF SHARE CAPITAL

Unless otherwise stated in the applicable prospectus supplement, the validity of the ordinary shares being offered hereby will be passed upon by Matheson, Dublin, Ireland.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a public limited company formed under the laws of Ireland and certain of our officers and directors are or may in the future be residents outside the United States. All or a substantial portion of our assets or the assets of such non-resident persons may be located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or us, or to enforce against such persons or us in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. We have been advised by counsel that there is doubt as to the enforceability in Ireland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Consequently, it may be difficult for investors to enforce against us, our directors or our officers in Ireland judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. We also maintain an Internet site that contains the reports, proxy and information statements and other information regarding our company that we file with the SEC. Our Internet site can be found at www.horizonpharma.com. Information found on, or accessible through, our website is not a part of and is not incorporated into, this prospectus.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 27, 2019;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2018 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017);

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 4, 2019 and February 28, 2019;

•

the description of our Rights Agreement and the rights to purchase our ordinary shares thereunder contained in our Registration Statement on Form 8-A filed with the SEC on February 28, 2019, including any amendments or reports filed with the SEC for the purpose of updating such description; and

•

our Current Report on Form 8-K filed with the SEC on September 19, 2014 (which evidences the registration of our ordinary shares under Section 12(b) of the Exchange Act and includes therein a description of our ordinary shares).

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the ordinary shares made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document that we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Horizon Pharma plc

Attn: Investor Relations

c/o Horizon Pharma USA, Inc.

150 South Saunders Road

Lake Forest, Illinois 60045

(224) 383-3000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of ordinary shares being registered. All the amounts shown are estimates.

Amount
SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Transfer agent and registrar fees and expenses		**
Printing and miscellaneous fees and expenses		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the ordinary shares offered by the prospectus.
**

These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. The applicable prospectus supplement will list the estimated amount of expenses of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Pursuant to the registrant’s memorandum and articles of association, subject to the provisions of, and so far as may be permitted by, the Irish Companies Act of 2014, every director and the secretary of the registrant may be indemnified by the registrant against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending civil or criminal proceedings that relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, secretary, executive or employee of the registrant and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. Under the Irish Companies Act of 2014, the registrant’s current and former directors and secretary however, will not be entitled to the indemnification by the registrant if they incurred the liabilities through any negligence, default, breach of duty or breach of trust of which they are guilty in relation to the registrant.

The registrant or a subsidiary has entered or is expected to enter into indemnity agreements with each of the registrant’s directors and executive officers to the fullest extent not prohibited by applicable law and provide that the extent of such indemnification may be modified by individual contracts with the directors and executive officers. Accordingly, the registrant has entered into indemnity agreements with each of its directors and executive officers that require it to indemnify such persons against any and all expenses (including attorneys’ fees), judgments, penalties, fines and settlement amounts incurred in connection with any action or proceeding arising out of their services as one of the registrant’s directors or executive officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at the registrant’s request; provided that the registrant is not obligated to provide indemnification for, among other things, any claim made against an indemnitee (i) for which a final judgment is made that the indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct, or (ii) on account of conduct that is established by a final judgment as constituting a breach of the indemnitee’s duty of loyalty to the registrant. At present, there is no pending litigation or proceeding involving any of the registrant’s directors or executives for which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification by the registrant.

The registrant also has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.	Exhibits

Exhibit Number	Description of Document

3.1	Memorandum and Articles of Association of Horizon Pharma Public Limited Company, as amended (incorporated by reference to Exhibit 3.1 to Horizon Pharma Public Limited Company’s Current Report on Form 8-K, filed on May 4, 2017).

4.1	Reference is made to Exhibit 3.1.

4.2	Indenture, dated March 13, 2015, by and among Horizon Pharma Public Limited Company, Horizon Pharma Investment Limited and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Horizon Pharma Public Limited Company’s Current Report on Form 8-K, filed on March 13, 2015).

4.3	Form of 2.50% Exchangeable Senior Note due 2022 (incorporated by reference to Exhibit 4.1 to Horizon Pharma Public Limited Company’s Current Report on Form 8-K, filed on March 13, 2015).

4.4	Indenture, dated April 29, 2015, by and between Horizon Pharma Financing Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Horizon Pharma Public Limited Company’s Current Report on Form 8-K, filed on April 29, 2015).

4.5	Form of 6.625% Senior Note due 2023 (incorporated by reference to Exhibit 4.1 to Horizon Pharma Public Limited Company’s Current Report on Form 8-K, filed on April 29, 2015).

4.6	First Supplemental Indenture, dated May 7, 2015, by and among Horizon Pharma Public Limited Company, certain subsidiaries of Horizon Pharma Public Limited Company and U.S. Bank National Association (incorporated by reference to Exhibit 10.2 to Horizon Pharma Public Limited Company’s Current Report on Form 8-K, filed on May 11, 2015).

4.7	Indenture, dated October 25, 2016, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Horizon Pharma Public Limited Company’s Current Report on Form 8-K, filed on October 25, 2016).

4.8	Form of 8.75% Senior Note due 2024 (incorporated by reference to Exhibit 4.1 to Horizon Pharma Public Limited Company’s Current Report on Form 8-K, filed on October 25, 2016).

4.9	First Supplemental Indenture, dated October 23, 2017, by and between Horizon Pharma Tepro, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.8 to Horizon Pharma Public Limited Company’s Quarterly Report on Form 10-Q, filed on November 7, 2018).

4.10	Second Supplemental Indenture, dated October 19, 2018, by and between Horizon Pharma Services LLC and U.S. Bank National Association (incorporated by reference to Exhibit 4.9 to Horizon Pharma Public Limited Company’s Quarterly Report on Form 10-Q, filed on November 7, 2018).

4.11	Second Supplemental Indenture, dated May 10, 2016, by and between Horizon Pharma Rheumatology LLC and U.S. Bank National Association (incorporated by reference to Exhibit 4.10 to Horizon Pharma Public Limited Company’s Quarterly Report on Form 10-Q, filed on November 7, 2018).

4.12	Third Supplemental Indenture, dated October 25, 2016, by and among Horizon Pharmaceutical LLC, Horizon Orphan LLC and U.S. Bank National Association (incorporated by reference to Exhibit 4.11 to Horizon Pharma Public Limited Company’s Quarterly Report on Form 10-Q, filed on November 7, 2018).

4.13	Fourth Supplemental Indenture, dated October 23, 2017, by and between Horizon Pharma Tepro, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.12 to Horizon Pharma Public Limited Company’s Quarterly Report on Form 10-Q, filed on November 7, 2018).

4.14	Fifth Supplemental Indenture, dated October 19, 2018, by and between Horizon Pharma Services LLC and U.S. Bank National Association (incorporated by reference to Exhibit 4.13 to Horizon Pharma Public Limited Company’s Quarterly Report on Form 10-Q, filed on November 7, 2018).

4.15	Sixth Supplemental Indenture, dated October 31, 2018, by and between Horizon Pharma USA, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.14 to Horizon Pharma Public Limited Company’s Quarterly Report on Form 10-Q, filed on November 7, 2018).

4.16	Third Supplemental Indenture, dated November 15, 2018, by and between Horizon Medicines LLC and U.S. Bank National Association (incorporated by reference to Exhibit 4.15 to Horizon Pharma Public Limited Company’s Annual Report on Form 10-K, filed on February 27, 2019).

4.17	Seventh Supplemental Indenture, dated November 15, 2018, by and between Horizon Medicines LLC and U.S. Bank National Association (incorporated by reference to Exhibit 4.16 to Horizon Pharma Public Limited Company’s Annual Report on Form 10-K, filed on February 27, 2019).

4.18	Rights Agreement, dated February 28, 2019, by and between Horizon Pharma Public Limited Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to Horizon Pharma Public Limited Company’s Current Report on Form 8-K, filed on February 28, 2019).

5.1	Opinion of Matheson.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Matheson (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page hereto).

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on March 4, 2019.

HORIZON PHARMA PUBLIC LIMITED COMPANY

By:	/s/ Timothy P. Walbert
Timothy P. Walbert Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy P. Walbert and Paul W. Hoelscher and each of them, as his or her true and lawful attorney-in-fact and agent, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Timothy P. Walbert Timothy P. Walbert	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 4, 2019

/s/ Paul W. Hoelscher Paul W. Hoelscher	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 4, 2019

/s/ Miles W. McHugh Miles W. McHugh	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 4, 2019

/s/ William F. Daniel William F. Daniel	Director	March 4, 2019

/s/ Michael Grey Michael Grey	Director	March 4, 2019

/s/ Jeff Himawan, Ph.D. Jeff Himawan, Ph.D.	Director	March 4, 2019

/s/ Ronald Pauli Ronald Pauli	Director	March 4, 2019

/s/ Gino Santini Gino Santini	Director	March 4, 2019

Signature	Title	Date

/s/ James Shannon, M.D. James Shannon, M.D.	Director	March 4, 2019

/s/ H. Thomas Watkins H. Thomas Watkins	Director	March 4, 2019

/s/ Pascale Witz Pascale Witz	Director	March 4, 2019